Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2010 Second Quarter Results

IRVINE, CALIFORNIA, July 29, 2010. Standard Pacific Corp. (NYSE:SPF) today announced operating results for its second quarter ended June 30, 2010.

2010 Second Quarter Highlights and Comparisons to the 2009 Second Quarter

•	Net income of $10.7 million vs. a net loss of $23.1 million

o	2010 net income of $15.9 million*, excluding $5.2 million charge related to debt repurchases

•	Earnings per share of $0.04 vs. a loss per share of $0.10

•	Homebuilding revenues of $317.2 million, up 9% from $289.7 million

•	891 new home deliveries (excluding joint ventures), down 5% from 942 homes (up from 537 homes in the 2010 first quarter)

•	Average home price of $355,000, up 18% from $302,000

•	Gross margin from home sales of 20.9% vs. 18.5%* (2009 second quarter gross margin excludes $13.1 million of inventory impairment charges)

•

Homebuilding SG&A rate from home sales of 13.7% vs. 14.6%* (2010 second quarter includes $6.4 million in incentive-based compensation vs. $0.4 million last year; 2009 second quarter also excludes $4.6 million of restructuring charges)

•	Net new orders (excluding joint ventures) down 38% to 719 homes on a 12% decline in average community count (down 5% from 759 homes in the 2010 first quarter)

•	Backlog value (excluding joint ventures) down 23% to $237.7 million vs. $308.5 million

o	649 homes in backlog, down 34% from 982 homes

•	Cash flow from operating activities of $5.3 million vs. $68.6 million

o	$79.4 million of cash land purchases in 2010 vs. $4.2 million in 2009

•	Homebuilding cash balance of $710.4 million vs. $573.0 million

•	Adjusted net homebuilding debt to total capitalization ratio of 54.2%* vs. 67.0%*

The Company generated net income of $10.7 million, or $0.04 per diluted share, for the 2010 second quarter compared to a net loss of $23.1 million, or $0.10 per diluted share, for the year earlier period. The primary drivers of the improved operating performance for the 2010 second quarter were higher revenues, higher gross margins, higher average sales prices and lower asset impairments and overhead costs. The 2009 second quarter results included $21.3 million of asset impairment charges and $5.5 million of restructuring charges. The 2010 second quarter included a $5.2 million charge related to the early extinguishment of debt and did not include any asset impairments. Excluding the loss on the early extinguishment of debt, the Company generated net income of $15.9 million*, or $0.05* per diluted share, for the 2010 second quarter.

Homebuilding revenues for the 2010 second quarter were $317.2 million, up 9% from $289.7 million for the 2009 second quarter. The increase in homebuilding revenues was driven primarily by an 18% increase in consolidated average home price to $355,000, largely due to the delivery of more higher priced California homes during the quarter as compared to the 2009 second quarter. The increase in average home price was offset in part by a 5% decline in new home deliveries to 891 homes (exclusive of joint ventures).

Gross margin from home sales for the 2010 second quarter was 20.9% versus an adjusted gross margin from home sales for the year earlier period of 18.5%* (2009 second quarter excludes $13.1 million of inventory impairments). The 240 basis point improvement in the 2010 second quarter gross margin from home sales was driven primarily by lower direct construction costs and price increases in California. Excluding impairments (of which there were none in the 2010 second quarter) and previously capitalized interest costs, gross margin from home sales for the 2010 second quarter was 27.5%* versus 25.3%* for the 2009 second quarter.

The Company’s 2010 second quarter SG&A expenses (including Corporate G&A) were $43.4 million compared to $46.0 million for the 2009 second quarter. The Company’s 2010 second quarter SG&A rate from home sales was 13.7% versus an adjusted rate of 14.6%* (2009 second quarter excludes $4.6 million in restructuring charges). The reduction in the Company’s SG&A rate was primarily the result of lower personnel, model and stock option costs, and an 11% increase in revenues from home sales. These cost reductions were offset by a $6.0 million increase in the accrual for incentive-based compensation (which is primarily linked to the Company’s EBITDA), from $0.4 million for the 2009 second quarter to $6.4 million for the 2010 second quarter ($2.0 million of which related to stock-based compensation).

During the 2010 second quarter, the Company further improved its liquidity and its debt maturity schedule by issuing $300 million of 8 3/8% senior unsecured notes due May 2018. The net proceeds from the offering were used to, among other things, redeem $185.3 million of the Company’s outstanding senior notes due 2010, 2011 and 2013 and to refinance $103.0 million in other indebtedness that was previously repaid by the Company. As a result of these redemptions, the Company incurred a $5.2 million charge during the 2010 second quarter, which was included in gain (loss) on early extinguishment of debt.

The Company generated $5.3 million of cash flow from operating activities for the 2010 second quarter versus $68.6 million for the year earlier period. The decline in cash flows as compared to the 2009 second quarter was driven primarily by a $75.2 million increase in cash land purchases in the 2010 second quarter, which was partially offset by an increase in homebuilding revenues. Cash flow from operations for the three months ended June 30, 2010 and 2009 included $79.4 million and $4.2 million, respectively, of cash land purchases. Excluding cash land purchases and lot sales, cash flow from operating activities for the 2010 second quarter was $84.3 million* versus $65.2 million* in the year earlier period.

Net new orders (excluding joint ventures) for the 2010 second quarter decreased 38% from the 2009 second quarter to 719 homes on a 12% decline in the number of average active selling communities from 144 to 127. The Company’s monthly sales absorption rate for the 2010 second quarter was 1.9 per community compared to 2.7 per community for the 2009 second quarter. The Company’s cancellation rate for the 2010 second quarter was 15% versus 16% for the 2009 second quarter and 15% for the 2010 first quarter. The total number of sales cancellations for the 2010 second quarter was 130, of which 76 cancellations related to homes in the Company’s 2010 second quarter beginning backlog and 54 related to orders generated during the quarter.

The dollar value of the Company’s backlog (excluding joint ventures) decreased 23% to $237.7 million, or 649 homes, compared to $308.5 million, or 982 homes, for the 2009 second quarter. The decrease in backlog value was driven primarily by a 38% decrease in net new orders, which was offset in part by a 17% increase in average home price in backlog from $314,000 to $366,000.

During the 2010 second quarter, the Company approved (but has not yet consummated) the purchase of $198 million of land, comprised of approximately 2,900 lots, 22% of which are finished, 14% partially developed and 64% raw. Approximately 61% of the approved lot purchases are transactions with developers and 11% with banks. During the same period, the Company purchased approximately 1,875 lots valued at $103 million ($79.4 million of which were cash purchases). Approximately 78% of the $103 million in land purchases related to land located in California, with the balance spread throughout the Company’s other operations. As of June 30, 2010, the Company had outstanding approximately $270 million of approved land purchases and option contracts, of which $126 million is expected to be purchased in 2010 and $144 million expected to be purchased in 2011 and beyond.

Ken Campbell, the Company’s President and CEO commented, “I am pleased that our strategy appears to be working well. Our average sales price is moving up. The gross margins in our backlog are steady. The average gross margin we are earning on new communities, although still a small percentage of the total, is above our older communities.” Mr. Campbell continued, “Achieving this level of profitability at these sales rates bodes particularly well for our financial performance when the market begins to recover. I am looking forward to that recovery. anxiously.”

Earnings Conference Call

A conference call to discuss the Company’s 2010 second quarter will be held at 11:00 a.m. Eastern time July 30, 2010. The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir. The call will also be accessible via telephone by dialing (888) 211-7449 (domestic) or (913) 312-0857 (international); Passcode: 6415332. The entire audio transmission with the synchronized slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 6415332.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 110,000 homes during its 44-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers. Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada. For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements. These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, strategy, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; the dollar value and timing of anticipated land purchases; the availability of land opportunities that meet our return threshold, and our ability to consummate these opportunities; and the future condition of the housing market. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of “slow growth” or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and subsequent Quarterly Reports on Form 10-Q. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:

John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com

*	Please see “Reconciliation of Non-GAAP Financial Measures” on page 8.

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30, 2010	June 30, 2009	Percentage or % Change	March 31, 2010	Percentage or % Change
Operating Data	(Dollars in thousands, except average selling price)
Deliveries	891	942	(5%)	537	66%
Average selling price	$355,000	$302,000	18%	$326,000	9%
Homebuilding revenues	$317,159	$289,672	9%	$175,369	81%
Gross margin %	20.9%	13.5%	7.4%	22.7%	(1.8%)
Gross margin % from home sales (excluding impairments)*	20.9%	18.5%	2.4%	22.7%	(1.8%)
Gross margin % from home sales (excluding impairments and interest amortized to cost of home sales)*	27.5%	25.3%	2.2%	29.2%	(1.7%)
Impairments and write-offs	$—	$21,270	(100%)	$—	—
Restructuring charges (excluding debt refinance)	$—	$5,504	(100%)	$—	—
SG&A %	13.7%	15.9%	(2.2%)	18.7%	(5.0%)
SG&A % (excluding restructuring charges and land sales)*	13.7%	14.6%	(0.9%)	18.7%	(5.0%)

Net new orders	719	1,169	(38%)	759	(5%)
Average active selling communities	127	144	(12%)	126	1%
Monthly sales absorption rate per community	1.9	2.7	(30%)	2.0	(5%)
Cancellation rate	15%	16%	(1%)	15%	0%
Cancellations from beginning backlog	76	94	(19%)	60	27%
Cancellations from current quarter sales	54	122	(56%)	73	(26%)
Backlog (homes)	649	982	(34%)	821	(21%)
Backlog (dollar value)	$237,708	$308,540	(23%)	$278,269	(15%)

Cash flows (uses) from operating activities	$5,349	$68,595	(92%)	$33,570	(84%)
Cash flows (uses) from investing activities	$(1,451)	$(10,128)	(86%)	$(1,008)	44%
Cash flows (uses) from financing activities	$114,028	$(32,681)	(449%)	$(41,863)	(372%)
Land purchases (including seller financing)	$103,278	$4,223	2,346%	$50,779	103%
Land sale proceeds	$447	$7,626	(94%)	$452	(1%)
Adjusted Homebuilding EBITDA*	$51,104	$32,963	55%	$21,879	134%
Adjusted Homebuilding EBITDA Margin %*	16.1%	11.4%	4.7%	12.5%	3.6%
Homebuilding interest incurred	$27,730	$26,797	3%	$26,230	6%
Homebuilding interest capitalized to inventories owned	$16,515	$14,106	17%	$13,599	21%
Homebuilding interest capitalized to investments in JVs	$736	$956	(23%)	$646	14%
Interest amortized to cost of sales (incl. cost of land sales)	$21,325	$21,855	(2%)	$11,796	81%

	As of
	June 30, 2010	March 31, 2010	Percentage or % Change	December 31, 2009	Percentage or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)
Homebuilding cash (including restricted cash)	$710,385	$591,663	20%	$602,222	18%
Inventories owned	$1,057,238	$1,030,158	3%	$986,322	7%
Building sites owned or controlled	21,853	20,505	7%	19,191	14%
Homes under construction	1,003	1,104	(9%)	934	7%
Completed specs	293	254	15%	282	4%
Deferred tax asset valuation allowance	$523,041	$536,645	(3%)	$534,596	(2%)
Homebuilding debt	$1,239,623	$1,124,266	10%	$1,156,726	7%
Joint venture recourse debt	$34,636	$37,470	(8%)	$38,835	(11%)
Stockholders’ equity	$447,710	$434,568	3%	$435,798	3%
Stockholders’ equity per share (including if-converted preferred stock)*	$1.78	$1.74	2%	$1.75	2%
Total debt to book capitalization*	74.5%	72.7%	1.8%	73.4%	1.1%
Adjusted net homebuilding debt to total adjusted book capitalization*	54.2%	55.1%	(0.9%)	56.0%	(1.8%)

[1]	All statistical numbers exclude unconsolidated joint ventures and discontinued operations unless noted otherwise.
*	Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 8.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$316,709	$284,206	$491,622	$490,439
Land sale revenues	450	5,466	906	8,768

Total revenues	317,159	289,672	492,528	499,207

Cost of home sales	(250,470)	(244,868)	(385,723)	(441,570)
Cost of land sales	(421)	(5,696)	(674)	(10,431)

Total cost of sales	(250,891)	(250,564)	(386,397)	(452,001)

Gross margin	66,268	39,108	106,131	47,206

Gross margin %	20.9%	13.5%	21.5%	9.5%

Selling, general and administrative expenses	(43,413)	(46,026)	(76,165)	(98,405)
Loss from unconsolidated joint ventures	(226)	(5,578)	(660)	(2,489)
Interest expense	(10,479)	(11,735)	(22,464)	(22,776)
Gain (loss) on early extinguishment of debt	(5,190)	176	(5,190)	5,367
Other income (expense)	2,818	(237)	3,242	(1,004)

Homebuilding pretax income (loss)	9,778	(24,292)	4,894	(72,101)

Financial Services:
Revenues	3,983	4,283	6,281	6,333
Expenses	(2,876)	(3,261)	(5,305)	(6,256)
Other income	48	167	81	208

Financial services pretax income	1,155	1,189	1,057	285

Income (loss) from continuing operations before income taxes	10,933	(23,103)	5,951	(71,816)
Provision for income taxes	(272)	(10)	(361)	(265)

Income (loss) from continuing operations	10,661	(23,113)	5,590	(72,081)
Loss from discontinued operations, net of income taxes	—	(20)	—	(524)

Net income (loss)	10,661	(23,133)	5,590	(72,605)
Less: Net (income) loss allocated to preferred stockholder	(6,288)	14,191	(3,303)	44,573

Net income (loss) available to common stockholders	$4,373	$(8,942)	$2,287	$(28,032)

Basic earnings (loss) per common share:
Continuing operations	$0.04	$(0.10)	$0.02	$(0.30)
Discontinued operations	—	—	—	—

Basic earnings (loss) per common share	$0.04	$(0.10)	$0.02	$(0.30)

Diluted earnings (loss) per common share:
Continuing operations	$0.04	$(0.10)	$0.02	$(0.30)
Discontinued operations	—	—	—	—

Diluted earnings (loss) per common share	$0.04	$(0.10)	$0.02	$(0.30)

Weighted average common shares outstanding:
Basic	102,796,195	93,134,612	102,318,953	92,959,116
Diluted	123,940,853	93,134,612	116,854,489	92,959,116

Weighted average additional common shares outstanding if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

REGIONAL OPERATING DATA

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price
New homes delivered:
California	374	$526,000	383	$403,000	592	$499,000	601	$421,000
Arizona	62	200,000	62	203,000	109	199,000	134	215,000
Texas	101	293,000	118	293,000	191	296,000	246	283,000
Colorado	40	290,000	46	303,000	65	293,000	76	301,000
Nevada	9	195,000	6	222,000	9	195,000	8	225,000
Florida	158	192,000	208	195,000	244	191,000	368	194,000
Carolinas	147	233,000	119	224,000	218	231,000	196	219,000

Consolidated total	891	355,000	942	302,000	1,428	344,000	1,629	301,000
Unconsolidated joint ventures	15	453,000	58	513,000	28	471,000	77	519,000
Discontinued operations	—	—	—	—	—	—	3	224,000

Total (including joint ventures)	906	$357,000	1,000	$314,000	1,456	$347,000	1,709	$311,000

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities
Net new orders:
California	311	47	499	53	601	46	762	53
Arizona	46	9	116	9	106	8	156	10
Texas	95	16	131	18	201	17	239	19
Colorado	22	4	32	6	51	5	61	7
Nevada	12	1	8	2	15	1	8	2
Florida	117	25	249	32	258	24	428	35
Carolinas	116	25	134	24	246	25	249	25

Consolidated total	719	127	1,169	144	1,478	126	1,903	151
Unconsolidated joint ventures	13	3	89	8	28	3	139	9
Discontinued operations	—	—	—	—	—	—	2	—

Total (including joint ventures)	732	130	1,258	152	1,506	129	2,044	160

	At June 30,
	2010		2009
Backlog ($ in thousands):	Homes	Value	Homes	Value
California	256	$137,493	381	$164,807
Arizona	44	9,787	98	21,144
Texas	119	36,638	123	37,618
Colorado	40	11,582	63	19,432
Nevada	6	1,228	4	917
Florida	92	18,448	207	39,843
Carolinas	92	22,532	106	24,779

Consolidated total	649	237,708	982	308,540
Unconsolidated joint ventures	9	3,920	22	17,706

Total (including joint ventures)	658	$241,628	1,004	$326,246

	At June 30,
	2010	2009
Building sites owned or controlled:
California	9,013	7,826
Arizona	2,027	2,052
Texas	2,427	1,730
Colorado	231	298
Nevada	1,209	1,911
Florida	4,777	6,427
Carolinas	2,169	1,768

Total (including joint ventures)	21,853	22,012

Building sites owned	16,944	17,510
Building sites optioned or subject to contract	3,934	2,413
Joint venture lots	975	2,089

Total (including joint ventures)	21,853	22,012

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(Dollars in thousands)
	(Unaudited)
ASSETS
Homebuilding:
Cash and equivalents	$696,593	$587,152
Restricted cash	13,792	15,070
Trade and other receivables	14,252	12,676
Inventories:
Owned	1,057,238	986,322
Not owned	17,110	11,770
Investments in unconsolidated joint ventures	41,830	40,415
Deferred income taxes, net	10,412	9,431
Other assets	29,792	131,086

	1,881,019	1,793,922
Financial Services:
Cash and equivalents	7,591	8,407
Restricted cash	4,095	3,195
Mortgage loans held for sale, net	67,445	41,048
Mortgage loans held for investment, net	9,955	10,818
Other assets	3,267	3,621

	92,353	67,089

Total Assets	$1,973,372	$1,861,011

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable and accrued liabilities	$219,202	$222,550
Secured project debt and other notes payable	24,383	59,531
Senior notes payable	1,109,285	993,018
Senior subordinated notes payable	105,955	104,177

	1,458,825	1,379,276

Financial Services:
Accounts payable and other liabilities	1,711	1,436
Mortgage credit facilities	65,126	40,995

	66,837	42,431

Total Liabilities	1,525,662	1,421,707

Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 106,957,421 and 105,293,180 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	1,069	1,053
Additional paid-in capital	1,038,492	1,030,664
Accumulated deficit	(575,038)	(580,628)
Accumulated other comprehensive loss, net of tax	(16,818)	(15,296)

Total Stockholders’ Equity	447,710	435,798
Noncontrolling Interests	—	3,506

Total Equity	447,710	439,304

Total Liabilities and Equity	$1,973,372	$1,861,011

	June 30, 2010	December 31, 2009
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$649,057	$564,516
Homes completed and under construction	314,225	316,323
Model homes	93,956	105,483

Total inventories owned	$1,057,238	$986,322

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are not GAAP financial measures and other companies may calculate such non-GAAP measures differently. Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company’s net income to net income excluding the loss on early extinguishment of debt. We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding this charge and provides comparability with the Company’s peer group. Net income excluding the loss on early extinguishment of debt for the three months ended June 30, 2010 is calculated as follows (dollars in thousands):

Net income	$10,661
Add: Loss on early extinguishment of debt	5,190

Net income, as adjusted	15,851
Less: Adjusted net income allocated to preferred stockholder	(9,349)

Adjusted net income available to common stockholders	$6,502

Diluted earnings per common share	$0.05

Weighted average diluted common shares outstanding	123,940,853

The table set forth below reconciles the Company’s homebuilding gross margin percentage to the gross margin percentage from home sales, excluding housing inventory impairment charges and interest amortized to cost of home sales. We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	June 30, 2010	Gross Margin %	June 30, 2009	Gross Margin %	March 31, 2010	Gross Margin %
	(Dollars in thousands)
Homebuilding gross margin	$66,268	20.9%	$39,108	13.5%	$39,863	22.7%
Less: Land sale revenues	(450)		(5,466)		(456)
Add: Cost of land sales	421		5,696		253

Gross margin from home sales	66,239	20.9%	39,338	13.8%	39,660	22.7%
Add: Housing inventory impairment charges	—		13,129		—

Gross margin from home sales, excluding impairment charges	66,239	20.9%	52,467	18.5%	39,660	22.7%
Add: Capitalized interest included in cost of home sales	20,943	6.6%	19,412	6.8%	11,363	6.5%

Gross margin from home sales, excluding impairment charges and interest amortized to cost of home sales	$87,182	27.5%	$71,879	25.3%	$51,023	29.2%

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding restructuring charges. We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010
	(Dollars in thousands)
Selling, general and administrative expenses	$43,413	$46,026	$32,752
Less: Restructuring charges	—	(4,650)	—

Selling, general and administrative expenses, excluding restructuring charges	$43,413	$41,376	$32,752

SG&A % from home sales, excluding restructuring charges	13.7%	14.6%	18.7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s cash flows from operations to cash flows from operations excluding land purchases and proceeds from land sales. We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and land sales.

	Three Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010
	(Dollars in thousands)
Cash flows from operations	$5,349	$68,595	$33,570
Add: Cash land purchases	79,364	4,223	50,779
Less: Land sale proceeds	(447)	(7,626)	(452)

Cash flows from operations (excluding land purchases and land sales)	$84,266	$65,192	$83,897

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios. We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing. For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity. Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
	(Dollars in thousands)
Total consolidated debt	$1,304,749	$1,156,700	$1,199,621	$1,330,940
Less:
Indebtedness included in liabilities from inventories not owned	—	—	(1,900)	—
Financial services indebtedness	(65,126)	(32,434)	(40,995)	(55,640)
Homebuilding cash	(710,385)	(591,663)	(602,222)	(573,038)

Adjusted net homebuilding debt	529,238	532,603	554,504	702,262
Stockholders’ equity	447,710	434,568	435,798	346,512

Total adjusted book capitalization	$976,948	$967,171	$990,302	$1,048,774

Total debt to book capitalization	74.5%	72.7%	73.4%	79.3%

Adjusted net homebuilding debt to total adjusted book capitalization ratio	54.2%	55.1%	56.0%	67.0%

The table set forth below calculates pro forma stockholders’ equity per common share. The pro forma common shares outstanding include the if-converted Series B Preferred Stock. In addition, this calculation excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007. The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement. The following table reconciles actual common shares outstanding to pro forma common shares outstanding used to calculate pro forma stockholders’ equity per share:

	June 30, 2010	March 31, 2010	December 31, 2009
Actual common shares outstanding	106,957,421	106,165,483	105,293,180
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786	147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)	(3,919,904)

Pro forma common shares outstanding	250,850,303	250,058,365	249,186,062

Stockholders’ equity (actual amounts rounded to nearest thousand)	$447,710,000	$434,568,000	$435,798,000
Divided by pro forma common shares outstanding	÷ 250,850,303	÷ 250,058,365	÷ 249,186,062

Pro forma stockholders’ equity per common share	$1.78	$1.74	$1.75

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA. Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary. Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently. We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing. Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2010	June 30, 2009	March 31, 2010	2010	2009
	(Dollars in thousands)
Net income (loss)	$10,661	$(23,133)	$(5,071)	$64,409	$(840,357)
Provision (benefit) for income taxes	272	—	89	(96,202)	(67,564)
Homebuilding interest amortized to cost of sales and interest expense	31,804	33,590	23,781	130,570	119,712
Homebuilding depreciation and amortization	539	711	551	2,394	4,122
Amortization of stock-based compensation	3,519	4,079	1,964	12,739	11,560

EBITDA	46,795	15,247	21,314	113,910	(772,527)
Add:
Cash distributions of income from unconsolidated joint ventures	—	326	—	3,139	1,759
Impairment charges	—	13,129	—	19,006	741,025
(Gain) loss on early extinguishment of debt	5,190	(176)	—	17,488	830
Less:
Income (loss) from unconsolidated joint ventures	(226)	(5,459)	(434)	(2,887)	(115,235)
Income (loss) from financial services subsidiary	1,107	1,022	(131)	2,227	(443)

Adjusted Homebuilding EBITDA	$51,104	$32,963	$21,879	$154,203	$86,765

Homebuilding revenues	$317,159	$289,672	$175,369	$1,159,718	$1,275,946

Adjusted Homebuilding EBITDA Margin %	16.1%	11.4%	12.5%	13.3%	6.8%

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended June 30,
	June 30, 2010	June 30, 2009	March 31, 2010	2010	2009
	(Dollars in thousands)
Net cash provided by (used in) operating activities	$5,349	$68,595	$33,570	$261,156	$294,714
Add:
Provision (benefit) for income taxes	272	—	89	(96,202)	(67,564)
Deferred tax valuation allowance	13,603	(8,913)	(2,048)	91,064	(287,090)
Homebuilding interest amortized to cost of sales and interest expense	31,804	33,590	23,781	130,570	119,712
Excess tax benefits from share-based payment arrangements	—	—	27	324	—
Less:
Income (loss) from financial services subsidiary	1,107	1,022	(131)	2,227	(443)
Depreciation and amortization from financial services subsidiary	153	171	157	642	719
(Gain) loss on disposal of property and equipment	—	675	(36)	1,237	4,130
Net changes in operating assets and liabilities:
Trade and other receivables	(6,518)	(7,666)	8,080	(5,605)	(11,654)
Mortgage loans held for sale	34,319	8,854	(8,544)	8,002	10,478
Inventories-owned	(3,715)	(95,734)	40,826	(151,395)	(258,149)
Inventories-not owned	6,488	460	11,062	19,217	115
Deferred income taxes	(13,875)	8,913	1,959	5,137	284,877
Other assets	(1,030)	1,599	(108,412)	(109,032)	(74,428)
Accounts payable and accrued liabilities	(14,333)	25,133	21,479	5,073	80,160

Adjusted Homebuilding EBITDA	$51,104	$32,963	$21,879	$154,203	$86,765